Exhibit 23.2

                 CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 21, 1997, which appears on page F-3 of Mannatech, Incorporated's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-24657) filed with the Securities and Exchange Commission on March 31, 1999.



/s/ Belew Averitt
-----------------------------------
Belew Averitt LLP
Dallas, Texas
January 12, 2000